EXHIBIT 10.28
STOCK REDEMPTION AND WAIVER AGREEMENT
     This STOCK REDEMPTION AND WAIVER AGREEMENT (this “Agreement”) dated effective as of the 2nd day of July 2007, by and among Regions Financial Corporation, a Delaware corporation (“RFC”), Regions Bank, an Alabama state-chartered bank, on behalf of itself and as successor to Union Planters Bank, National Association, a bank chartered under the laws of the United States (the “Stockholder” and, together with RFC, the “Seller”), Trumpet Investors, L.P., a Delaware limited partnership (“Trumpet”), Trumpet SBIC Partners, L.P., a Delaware limited partnership (“Trumpet SBIC” and, with Trumpet, the “Clarion Investors”), Strategic Outsourcing, Inc., a Delaware corporation (“SOI, Inc.”), and SOI Holdings, Inc., a Delaware corporation (the “Company”).
WITNESSETH
     WHEREAS, the Stockholder is the owner of 67,500 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”); and
     WHEREAS, the Shares are held subject to that certain Stockholders Agreement dated as of August 3, 2005 (the “Stockholders Agreement”) by and among the Company, the Stockholder, the Clarion Investors and the other parties thereto; and
     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of June 29, 2005 by and among RFC, the Stockholder, SOI, Inc., and SOI Investors LLC, as amended (the “Stock Purchase Agreement”), each of Seller and the Company has a potential payment obligation to the other under Section 1.6 thereof (the “WC Settlement”); and
     WHEREAS, the Stockholder wishes to sell the Shares to the Company, and the Company wishes to redeem the Shares from the Stockholder, and the Company and SOI, Inc., on the one hand, and Seller, on the other hand, wish to settle and terminate their respective potential obligations with respect to the WC Settlement, in each case on and subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and covenants set forth herein, intending to be legally bound hereby, the parties agree as follows:
     1. Sale and Redemption of the Shares. The Stockholder hereby agrees to convey, assign and transfer to the Company, and the Company hereby agrees to redeem from the Stockholder, all of the Stockholder’s right, title and interest in and to the Shares (the “Redemption”). In consideration of the redemption of the Shares, the Company hereby agrees to pay to the Stockholder an aggregate cash redemption price of $10,000,000 (the “Redemption Price). The Stockholder represents and warrants to the Company that, prior to its execution of this Agreement, it has concluded that the foregoing consideration represents fair and equitable payment for the Shares.
     2. Share Certificates; Closing. The Company shall pay the Redemption Price either (i) upon the execution and delivery of the Third Amended and Restated Senior Secured Credit Agreement by and between the Company and The Bank of New York (the “Closing”) or (ii) on July 2, 2007 if the Closing occurs prior to such date. Upon payment of the Redemption Price,
SOI — Stock Redemption Agreement (5)

the Stockholder will deliver to the Company any and all share certificates representing the Shares and stock powers executed in blank or such other evidence of transfer and redemption as is reasonably acceptable to the Company.
     3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company that, as of the date hereof and as of the Closing: (a) the Shares are being transferred to the Company free and clear of any third party claims or encumbrances of any kind; and (b) the Stockholder has the full right, power and authority to convey, assign and transfer the Shares as herein provided.
     4. Resolution of WC Settlement. At the Closing, and in consideration of the payment by the Company to the Seller of the amount of $500,000 (the “WC Settlement Payment”), the Company and the Seller hereby agree that the WC Settlement Payment represents full and complete satisfaction of any obligation either may have to the other under Section 1.6 of the Stock Purchase Agreement.
     5. Removal of Board Seat. The Company, the Stockholder and the Clarion Investors hereby agree that, effective as of the Redemption, Section 6.3(b) of the Stockholders Agreement is hereby amended and restated in its entirety to read “Intentionally omitted,” and that the Stockholder hereby agrees to take any action reasonably requested by the Clarion Investors to remove Edmund Fay as a director of the Company as soon as reasonably practicable thereafter.
     6. Waiver. The Clarion Investors hereby waive any and all rights under Article III of the Stockholders Agreement in connection with the sale of the Shares hereunder.
     7. Termination of Facility. Effective as of the Closing, (i) the letter of credit facility under that certain Letter of Credit and Reimbursement Agreement (the “L/C Agreement”) dated as of August 3, 2005 among the Company, the Subsidiary Guarantors party thereto, SOI, Inc., as Borrower, the Lenders from time to time party thereto, the Stockholder, as Issuing Bank and Administrative Agent, and Regions Capital Markets, as Lead Arranger, shall be terminated in all respects, and (ii) any and all interest of the undersigned in the Security Agreement Collateral, as defined in the L/C Agreement, including without limitation, any and all of the assets and property of SOI, Inc. and the Company, including, without limitation, all collateral, assets and property described in any or all of the Security Documents, shall be deemed to be released and terminated and all liabilities, obligations and indebtedness owing by SOI, Inc. and/or the Company to the undersigned shall be deemed to have been paid and satisfied in full.
     RFC further agrees to promptly deliver to SOI, Inc. upon the Closing, as defined in this Agreement, such other agreements, documents, instruments and/or certificates (including, without limitation, UCC termination statements and satisfactions/releases of mortgages and/or deeds of trust), in form and substance reasonably satisfactory to SOI, Inc., as SOI, Inc. may reasonably request in connection with RFC’s above described release of its interest in the Security Agreement Collateral, including without limitation, all collateral, assets and property described in any or all of the Security Documents; provided, that SOI, Inc. is also hereby authorized, at SOI, Inc.’s sole option, to prepare and file any such UCC termination statements.
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     8. Termination. If the Closing and the transactions contemplated by this Agreement shall not have occurred by August 31, 2007, this Agreement shall be deemed terminated and of no further force or effect.
     9. Governing Law. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE PURVIEW OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.
     10. Submission to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (A) THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK OR (B) IN THE EVENT THAT SUCH COURT LACKS JURISDICTION TO HEAR THE CLAIM, IN THE FEDERAL OR STATE COURTS LOCATED IN WILMINGTON, DELAWARE (THE “CHOSEN COURT”) AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, AND (III) WAIVES ANY OBJECTION THAT ANY CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL AND (V) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 11.4 OF THE STOCK PURCHASE AGREEMENT.
     11. Survival. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely the closing of the transactions contemplated hereby.
     12. Parties Bound. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed original of this Agreement shall have the same force and effect as an executed original.
     14. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agrements and understandings, inducements or conditions, express or implied, oral or written.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

REGIONS FINANCIAL CORPORATION
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	EVP

REGIONS BANK
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	EVP

TRUMPET INVESTORS, L.P.

By: Trumpet Investors GP, LLC General Partner
By:	/s/ Marc A. Utay
Name:
Title:

TRUMPET SBIC PARTNERS, L.P.

By: Trumpet Investors GP, LLC General Partner
By:	/s/ Marc A. Utay
Name:
Title:

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STRATEGIC OUTSOURCING INC.
By:	/s/ Michael Willson
	Name:	Michael Willson
	Title:	CFO

SOI HOLDINGS, INC.
By:	/s/ Marc A. Utay
Name:
Title:

SOI — Stock Redemption Agreement (5)